UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

Affymetrix, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Marc N. Casper
President and Chief Executive Officer

Dear Affymetrix Colleagues,

On behalf of our entire team, I look forward to welcoming you to the Thermo Fisher Scientific family. Our agreement to acquire Affymetrix is very exciting, and represents another important step in our strategy to enhance our depth of capabilities to best serve our customers.

Thermo Fisher is the world leader in serving science, with revenues of $17 billion and approximately 50,000 employees in 50 countries. We are very proud of our mission, which is to enable our customers to make the world healthier, cleaner and safer. We fulfill our mission by helping our customers develop new cancer diagnostics and treatments, monitor the water we drink and the air we breathe, and ensure that our food supplies are safe – to give you just a few examples.

We have tremendous respect for Affymetrix, especially for your commitment to innovation and customer focus. Like you, we also have a successful track record of R&D and continue to build on our unique value proposition to meet the evolving needs of our customers.

Together, we will strengthen our leadership in biosciences. We’re particularly excited about the opportunities we’ll have to expand our offering in new high-growth applications, including flow cytometry and single-cell biology. In genetic analysis, Affymetrix technologies are highly complementary to ours and present new opportunities for us in targeted clinical and applied markets such as reproductive health and agricultural biotechnology. Furthermore, our global presence and infrastructure will provide greater access to Affymetrix products for customers working in Asia-Pacific and emerging markets.

Importantly, Affymetrix employees will benefit by being part of an industry-leading company, which offers many opportunities for career growth and development. And together, we’ll be better able to serve customers around the world and fulfill our important mission.

We look forward to working with the Affymetrix leadership team to complete the transaction and to welcoming you to Thermo Fisher.

Finally, Mark Stevenson, who leads the Life Sciences Solutions Group, which Affymetrix will become part of, and I will be at the global town hall in Santa Clara beginning at 9:00 a.m. PT on Monday. We are delighted to have the opportunity to meet many of you face to face and speak to those of you joining by webcast.

Sincerely,

Marc N. Casper

President and Chief Executive Officer

Safe Harbor Statement

The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This communication contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by forward-looking statements include risks and uncertainties relating to: the need to develop new products and adapt to significant technological change; implementation of strategies for improving growth; general economic conditions and related uncertainties; dependence on customers’ capital spending policies and government funding policies; the effect of exchange rate fluctuations on international operations; the effect of healthcare reform legislation; use and protection of intellectual property; the effect of changes in governmental regulations; and the effect of laws and regulations governing government contracts, as well as the possibility that expected benefits related to the proposed Affymetrix transaction may not materialize as expected; the Affymetrix transaction not being timely completed, if completed at all; prior to the completion of the transaction, Affymetrix’s business experiencing disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, customers, licensees, other business partners or governmental entities, difficulty retaining key employees, and the parties being unable to successfully implement integration strategies or to achieve expected synergies and operating efficiencies within the expected time-frames or at all. Additional important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in Thermo Fisher’s Annual Report on Form 10-K for the year ended December 31, 2014 and its subsequent Quarterly Reports on Form 10-Q, including its Quarterly Report on Form 10-Q for the quarter ended September 26, 2015, each of which is on file with the SEC and available in the “Investors” section of Thermo Fisher’s website under the heading “SEC Filings” and in other documents Thermo Fisher files with the SEC, and in Affymetrix’s Annual Report on Form 10-K for the year ended December 31, 2014 and its subsequent Quarterly Reports on Form 10-Q, including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, each of which is on file with the SEC and available in the “Investors” section of Affymetrix’s website, www.Affymetrix.com, under the heading “SEC Filings” and in other documents Affymetrix files with the SEC. While Thermo Fisher or Affymetrix may elect to update forward-looking statements at some point in the future, Thermo Fisher and Affymetrix specifically disclaim any obligation to do so, even if estimates change and, therefore, you should not rely on these forward-looking statements as representing either Thermo Fisher’s or Affymetrix’s views as of any date subsequent to today.

Additional Information

In connection with the proposed merger, Affymetrix will file a proxy statement with the Securities and Exchange Commission (the “SEC”). STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain a free copy of the proxy statement (when available) and any other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. In addition, stockholders will be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) at Affymetrix’s website at investor.Affymetrix.com or by contacting Affymetrix’s investor relations department via e-mail at investor@affymetrix.com.

Participants in the Solicitation

Affymetrix and its directors, executive officers and other members of its management and employees as well as Thermo Fisher and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Affymetrix’s stockholders with respect to the merger. Information about Affymetrix’s directors and executive officers and their ownership of Affymetrix’s common stock is set forth in the proxy statement for Affymetrix’s 2015 Annual Meeting of Stockholders and Affymetrix’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014. Information about Thermo Fisher’s directors and executive officers is set forth in the proxy statement for Thermo Fisher’s 2015 Annual Meeting of Stockholders. Stockholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the merger, including the interests of Affymetrix’s directors and executive officers in the merger, which may be different than those of Affymetrix’s stockholders generally, by reading the proxy statement and other relevant documents regarding the merger, which will be filed with the SEC.